Schwrtz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA

S L F

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of Banyan Corporation on Form S-8 of our report dated April 15, 2005, appearing in the Annual Report on Form 10-KSB of Banyan Corporation for the year ended December 31, 2004.

Toronto, Ontario	/s/ Schwrtz Levitsky Feldman LLP
December 12, 2005	Chartered Accountants

1167 Caledonia Road Toronto, Ontario M6A 2X1 Tel: 416 785 5353 Fax: 416 785 5663